Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts." We also consent to the use of our reports incorporated by reference in Amendment No. 2 to the Registration Statement (Form S-3, No. 333-93901) and related Prospectus of The LTV Corporation for the registration of 1,600,000 shares of 8-1/4% Series A Cumulative Convertible Preferred Stock and of related shares of Common Stock from The LTV Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission, as listed below:

o Our report dated January 27, 2000, with respect to the consolidated financial statements of The LTV Corporation
o Our report dated January 30, 1999 (except for note 5, as to which the date is May 31, 1999), with respect to the combined financial statements of Copperweld Corporation and Copperweld Canada Inc.
o Our report dated December 10, 1999, with respect to the financial statements of Welded Tube Co. of America, and
o Our report dated January 19, 2000, with respect to the financial statements of Trico Steel Company, L.L.C.


                                        /s/ Ernst & Young LLP

Cleveland, Ohio
March 20, 2000